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                                                                    EXHIBIT 11.1

                             PSW TECHNOLOGIES, INC.
                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE

                                                                THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                     JUNE 30,                   JUNE 30,
                                                              -----------------------  --------------------------
                                                                 1997         1996         1997          1996
                                                              -----------  ----------  ------------  ------------
Net income (loss)...........................................  $  (137,000) $  695,000  $    831,000  $  1,301,000
                                                              -----------  ----------  ------------  ------------
                                                              -----------  ----------  ------------  ------------
Pro forma net income........................................  $   721,000  $  431,000  $  1,321,000  $    807,000
                                                              -----------  ----------  ------------  ------------
                                                              -----------  ----------  ------------  ------------
Primary:
Weighted average number of common shares outstanding........    6,221,222   5,538,463     5,890,215     5,538,463
Net effect of stock options and warrants-based on treasury
  stock method using average market price...................    1,284,389   1,342,350     1,201,028     1,342,350
                                                              -----------  ----------  ------------  ------------
Weighted average number of common shares and equivalents
  outstanding...............................................    7,505,611   6,880,813     7,091,243     6,880,813
                                                              -----------  ----------  ------------  ------------
                                                              -----------  ----------  ------------  ------------
Pro forma earnings per share................................  $      0.10  $     0.06  $       0.19  $       0.12
                                                              -----------  ----------  ------------  ------------
                                                              -----------  ----------  ------------  ------------
Fully diluted:
Weighted average number of common shares outstanding........    6,221,222   5,538,463     5,890,215     5,538,463
Net effect of dilutive stock options and warrants-- based on
  treasury stock method using quarter-end market price......    1,386,109   1,342,350     1,301,054     1,342,350
                                                              -----------  ----------  ------------  ------------
Weighted average number of common shares and equivalents
  outstanding...............................................    7,607,331   6,880,813     7,191,269     6,880,813
                                                              -----------  ----------  ------------  ------------
                                                              -----------  ----------  ------------  ------------
Pro forma earnings per share (1)............................  $      0.09  $     0.06  $       0.18  $       0.12
                                                              -----------  ----------  ------------  ------------
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(1) Fully diluted pro forma earnings per share is not disclosed in the financial statements as the resulting dilution is less than 3% of primary pro forma earnings per share.